UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 11, 2011

CHINA MEDIAEXPRESS HOLDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33746	20-8951489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2805, Central Plaza, Wanchai Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +852 2827 6100

_______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountants

On March 11, 2011, China MediaExpress Holding, Inc. (the “Company”) was notified that its principal independent accountant, Deloitte Touche Tohmatsu in Hong Kong ("DTT") had resigned its engagement with the Company, which resignation was effective immediately.  DTT was engaged by the Company on December 4, 2009 following the Company’s business combination with Hong Kong Mandefu Holdings Limited.  DTT’s resignation as the Company’s principal independent accountant was accepted by the Audit Committee of the Company on March 13, 2011.

The following reportable events occurred within the period from DTT’s engagement and the two fiscal years of the Company ended December 31, 2009 and 2010 and subsequently up to the date of resignation. DTT has informed the Company in its resignation letter that it was no longer able to rely on the representations of management and that it had lost confidence in the commitment of the Board and the Audit Committee to good governance and reliable financial reporting. Prior to its resignation, DTT also had requested that issues encountered during the audit, including issues related to the reliability of the bank confirmation process, be addressed by an independent forensic investigation. DTT stated in its resignation letter that, in its view, the Company was not in good faith willing to proceed with the course of action requested by DTT; however, the Company believes that it was working to address these items at the time of DDT’s resignation. DTT's letter also stated that these issues may have adverse implications for the prior periods' financial reports, including the Company’s consolidated financial statements for 2009 and DTT’s report thereon, and that in the absence of the further investigatory procedures that DTT requested, DTT was unable to determine whether the prior periods' financial statements are reliable, and accordingly whether continuing reliance should be placed on these financial statements or on DTT’s report on the Company’s 2009 financial statements. DTT discussed the subject matter of these reportable events and disagreements with the Company’s Audit Committee.  The audit report of DTT on the financial statements of the Company for 2009 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  Attached as Exhibit 16.1 is a letter from DTT addressed to the Securities and Exchange Commission stating that it concurs with the statements made by the Company with respect to DTT in this Current Report on Form 8-K.

The Company will authorize DTT to respond fully to the inquiries of any successor accountant concerning the subject matter of any disagreements. Other than set forth above, there are no disagreements or reportable events as described under Item 304(a)(1) of Regulation S-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 13, 2011, Mr. Jacky Lam submitted his resignation as a director and Chief Financial Officer of the Company to the Chairman of the Board of Directors, which resignation stated that it was effective immediately.  There were no disagreements between Mr. Lam and the Company that resulted in his resignation, except that Mr. Lam’s resignation letter indicated that he disagreed with the manner in which the Chairman of the Board of Directors and the Chief Executive Officer responded to certain information of which Mr. Lam recently became aware. Attached as Exhibit 17.1 is a copy of Mr. Lam’s resignation letter.

On March 16, 2011, Ms. Dorothy Dong submitted her resignation as a director of the Company to the Board of Directors, which resignation stated that it was effective immediately.  At the time of Ms. Dong’s resignation, she was a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors. There were no disagreements between Ms. Dong and the Company that resulted in her resignation, except that Ms. Dong’s resignation letter indicated that she disagreed with the conduct of the Company’s management resulting in DTT’s resignation and the resistance of the management to some protective measures that she and other independent directors proposed at a board meeting held on March 13, 2011. Attached as Exhibit 17.2 is a copy of Ms. Dong’s resignation letter.

The Company believes that the circumatances representing the disagreement that caused the resignation of Mr. Lam and Ms. Dong are as described above under Item 4.01 Changes in Registrant’s Certifying Accountants, which description is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1	Letter of Deloitte Touche Tohmatsu dated March 17, 2011
17.1	Letter of Jacky Lam dated March 13, 2011
17.2	Letter of Dorothy Dong dated March 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIAEXPRESS HOLDINGS, INC.

Date: March 17, 2011	By:	/s/ Zheng Cheng
Name: Zheng Cheng
Title: Chief Executive Officer